EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT dated as of December 1, 2004, by and between QMEDCARE, INC., a Delaware corporation (the "Company"), with offices at 25 Christopher Way, Eatontown, New Jersey 07724 and JOHN W. ROHFRITCH ("Executive"), with an address at 21 Church Street, Farmington, CT 06032.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, it is agreed between Company and Executive as follows:

1. EMPLOYMENT.

         Subject to the terms and conditions hereof, Company hereby employs Executive as its President, during the term hereof, as hereinafter described, and Executive hereby accepts such employment.

2. EFFECTIVE DATE.

         This Agreement shall become effective March 1, 2005.

3. TERM OF EMPLOYMENT.

         Unless earlier terminated pursuant to Section 8 hereof, the term of employment under this Agreement shall be for a one-year period commencing on the Effective Date and ending one year later, on February 28, 2006 (the "Term"). (The last day of the Term is the "Expiration Date".) This Agreement shall be automatically renewed for successive one (1) year periods unless either party shall notify the other in writing of its intention not to renew this Agreement ("Non-renewal Notice"), which Non-renewal Notice shall be given at least 90 days prior to the end of the then current term.

4. DUTIES.

         4.1 During the Term of his employment by Company, Executive shall serve as President of the Company. In Executive's capacity as President of QMedCare, Executive shall have the customary powers, responsibilities and authorities of presidents and chief executive officers of corporations of the nature of QMedCare, as it exists from time to time, including primary responsibility for the day-to-day management of QMedCare's affairs and its operations, any duties prescribed for such positions in the By-laws of QMedCare as in effect from time to time, and those responsibilities and duties as the Board of Directors may from time to time direct Executive to undertake and to perform which are consistent and appropriate to the capacities of senior corporate management held by Executive. Executive shall be under the oversight of, shall answer to, and shall take direction from, the Board of Directors of QMedCare. Executive shall also comply with the personnel policies established by Company, and, to the extent made applicable to Company, by Company's corporate parent, QMed, Inc.

         4.2 Executive, if elected, shall serve as a member of the Board of Directors of QMedCare.

         4.3 Executive shall serve QMedCare faithfully and to the best of his ability and shall devote his full duty of loyalty, and his full time, skill, efforts and attention during business hours (unless prevented by illness or incapacitation) to the business affairs of QMedCare.

         4.4 As long as the Board of Directors has not reasonably determined that such activities interfere with his duties and responsibilities hereunder, nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs, and from managing any passive investment made by him in publicly traded securities or other property. Executive may serve as a member of the boards of directors or as a trustee of any other corporation, association or entity, so long as in the reasonable judgment of Executive and of the Board of Directors of the Company, such activities do not conflict or interfere with Executive's duties and responsibilities hereunder.

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5. COMPENSATION.

         5.1 Salary. Company shall pay Executive a base salary ("Base Salary") of $180,000 for the Term. Base Salary shall be payable in accordance with the ordinary payroll practices of Company.

         5.2 Bonuses.

                  (a) In addition to Base Salary, Company shall establish bonus targets based on enrollment and Company's audited profit and loss statement generated for the Term, under which Executive will be eligible for a bonus in an amount up to 35% of his salary, as well as stock options pursuant to paragraph
5.4 below (the "Target Bonus"). The determination of what portion of the Target Bonus shall have been earned by the Executive shall be made by the Executive Compensation Committee of the Board of Directors.

                  (b) Executive's bonus, if any, will be paid no later than
________________.

         5.3 Compensation Plans and Programs. Executive shall be eligible to participate in any compensation plan or program, annual or long term, maintained by Company in which other senior executives of Company participate, on terms which are comparable to those applicable to such other senior executives.

         5.4 Stock Option Awards. Upon the effective date of this agreement, Executive will be granted an option (the "Option") for 10,000 shares of the common stock of the Company's corporate parent, QMed, Inc. pursuant to the QMed's stock option plan. Such options shall vest on the ninth anniversary date of the grant, provided, however, acceleration of vesting shall occur for one-third of the grant on the 1st, 2nd and 3rd anniversary date of the grant if the Executive has met the full Target Bonus, established under paragraph 5.2(a) above, for that respective year.

6. BENEFITS

         6.1 Benefit Programs. Executive shall be eligible to participate in the medical, disability, dental and vision programs of Company from time to time in effect and generally available to Company's senior executives. The standard employee contribution for such program(s) shall be borne by Company.

         6.2 Vacation. Executive is entitled to three weeks (15 Business days) of paid vacation each Calendar year. Executive shall not utilize his vacation time in periods of longer than 10 consecutive business days without obtaining the express consent of the CEO. Unused vacation shall be forfeited as of December 31 of each calendar year. In addition to vacation time, the Executive will be paid for sick, personal and floating days up to a maximum of nine days per calendar year. Any of that time not taken will be forfeited for that year.

         6.3 Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel, cellular telephone (including access charges and business calls) and similar items related to such duties and responsibilities. Company will reimburse Executive for all such expenses upon presentation by Executive of itemized accounts of such expenditures, in accordance with the procedures for reimbursement established by the Company. Company shall also reimburse Executive for up to $25,000 in relocation expenses upon presentation by Executive of satisfactory documentation of such expenses.

         6.4 Automobile. Company shall pay Executive for all reasonable expenses (including, but not limited to, lease payments, liability insurance and fuel costs), of up to $500 per month incurred in operating an automobile for Executive's use in the performance of his duties hereunder and in the conduct of Company's affairs.

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7. INDEMNIFICATION.

         Executive shall be indemnified by Company against expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil, administrative or investigative in nature ("Claim"), to which he is made a party or is otherwise subject to, by reason of his being or having been an officer, employee, director or agent of Company, to the full extent permitted by applicable law and the Certificate of Incorporation of Company. Such right of indemnification is in addition to and not exclusive of any other rights to which Executive may be entitled under:
Company's Certificate of Incorporation or By-laws, as in effect from time to time, any agreement or otherwise.

8. TERMINATION OF EMPLOYMENT.

         8.1      Termination Without Cause or for Good Reason.

         (a) Company may terminate Executive's employment at any time for any reason. If Executive's employment is terminated effective prior to the Expiration Date: (I) by Company other than (i) for Cause (as defined in Section 8.4 hereof), or (ii) as a result of Executive's death or Permanent Disability (as defined in Section 8.2 hereof); or (II) by Executive for Good Reason (as defined in Section 8.1 (b) hereof), Executive shall receive or commence receiving as soon as practicable in accordance with the terms of this Agreement:

                  (i) such payments under applicable plans or programs, including but not limited to those referred to in
                           Section 5.3 hereof, to which he is entitled pursuant to the terms of such plans or programs through the date of termination;

                  (ii) any earned but unpaid bonus which amount shall be paid in a cash lump sum within thirty (30) days of the date of termination; and

                  (iii) payment in respect of accrued but unused vacation days (the "Vacation Payment") and compensation earned but not yet paid (the "Compensation Payment") which amount shall be paid in a cash lump sum within thirty
                           (30) days of the date of termination.

                  (iv) severance payment of six months salary which amount shall be paid in a cash lump sum within (30) days of the date of termination.

         (b) For purposes of this Agreement, "Good Reason" shall mean any of the following (unless done with Executive's express prior written consent):

                  (i) Any material breach by Company of any provision of this Agreement, including, without limitation, any material reduction by Company of Executive's duties or responsibilities (except in connection with the termination of Executive's employment for Cause, as a result of Permanent Disability, as a result of Executive's death or by Executive other than for Good Reason);

                  (ii)     Any reduction by Company in Executive's Base Salary;

                  (iii) The failure by Company to obtain the specific assumption of this Agreement by any successor or assign of Company as provided for in Section 11 hereof;

                  (iv) 8.2 Permanent Disability. If Executive becomes totally and permanently disabled (as defined in Company's disability benefit plan applicable to senior executive officers as in effect on the date thereof) ("Permanent Disability"), Company or Executive may terminate Executive's employment on written notice thereof, and Executive shall receive or commence receiving, as soon as practicable:

                           (i) amounts payable pursuant to the terms of the disability insurance policy or similar arrangement, which Company maintains during the Term;

                           (ii) the Vacation Payment and the Compensation Payment which shall be paid to Executive as a cash lump sum within 30 days of such termination; and

                           (iii) such payments under applicable plans or programs, including but not limited to those referred to in Section 5.3 hereof, to which he is entitled pursuant to the terms of such plans or programs through the date of termination.

         8.3 Death. In the event of Executive's death during the Term, Executive's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable in accordance with the terms of this
Agreement:

                  (i) any death benefits provided under the executive benefit programs, plans and practices referred to in Sections 5.3 and 6.1 hereof, in accordance with their respective terms; and

                  (ii) such other payments under applicable plans or programs, including but not limited to those referred to in Section 5.3 hereof, to which Executive's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

         8.4 Voluntary Termination by Executive: Discharge for Cause. Company shall have the right to terminate the employment of Executive for Cause (as hereinafter defined). In the event that Executive's employment is terminated by Company for Cause, as hereinafter defined, or by Executive other than for Good Reason or other than as a result of the Executive's Permanent Disability or death, prior to the Expiration Date, Executive shall be entitled only to receive, as a cash lump sum within 30 days of such termination the Compensation Payment and the Vacation Payment. As used herein, the term "Cause" shall be limited to (i) willful malfeasance, willful misconduct or gross negligence by Executive in connection with his employment in a matter of material importance to the conduct of Company's affairs which has a material adverse affect on the business of Company, (ii) continuing refusal by Executive to perform his duties hereunder, as defined by the Board of Directors of the Company, which continues for thirty (30) days after notice of any such refusal to perform such duties or directions as given to Executive by the Board of Directors, (iii) any material breach of this Agreement by Executive, which continues for thirty (30) days after notice of any such material breach is given to Executive by the Board of Directors, (iv) conduct which, in the reasonable business judgment of the Board of Directors, tends to damage the reputation or good will of the Company and/or its corporate affiliates, or would tend to damage such reputation or good will were Executive to remain associated with Company; or (v) the indictment or conviction of Executive for commission of a crime. For purposes of this subsection, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive, not in good faith and without reasonable belief that his action or omission was in the best interest of Company. Termination of Executive pursuant to this Section 8.4 shall be made by delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of the majority of the members of the Board of Directors called and held for such purpose (after 30 days prior written notice to Executive and reasonable opportunity for Executive to be heard before the Board of Directors prior to such vote), finding that in the good faith business judgment of such Board of Directors, Executive had engaged in conduct as set forth in any of clauses (i) through (v) above and specifying the particulars thereof.

9. RESTRICTIVE COVENANTS AND OTHER PROVISIONS.

         9.1 Confidentiality. Executive recognizes that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of Company, and/or affiliated companies, corporate affiliates, and/or business partners of the Company, the use or disclosure of which could cause Company and/or Company's corporate affiliates, substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive covenants and agrees that he will not, during and/or after the Term, disclose, furnish, use except on behalf of the Company and its affiliates, and/or make accessible to any person, firm or corporation (except (i) in the ordinary course of business in performance of Executive's obligations hereunder or (ii) when required to do so by law or (iii) with the prior written consent of Company pursuant to authority granted by a resolution of the Board of Directors), any confidential information that Executive has learned or may learn by reason of his association with Company and/or its affiliates (including QMed, Inc.), and/or in the performance of his obligations hereunder. As used herein, the term "confidential information" shall include, without limitation, information not generally disclosed to the public, or to the trade generally, by the Company and/or its affiliates (including QMed, Inc.), with respect to the business or affairs of Company and/or its affiliates, customers, corporate parents, or other business associates, including, without limitation, information relating to business opportunities, customer lists, price lists, solicitations, customers, transactions, work in progress, trade secrets, systems, techniques, procedures, methods, inventions, facilities, financial information, business plans or prospects.

         9.2 Non-Competition. During the period of his employment hereunder, and for one year thereafter, Executive agrees that, without the prior written consent of Company: (A) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, employee, stockholder, partner, investor, lender or executive, or in any other capacity, carry on, be engaged in or have any financial interest in, or assist, any business which is in competition with the business of Company and/or its corporate affiliates (including QMed, Inc.), and (B) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who is an employee of the Company or of any of the Company's corporate affiliates (including QMed, Inc.).

10. INJUNCTIVE RELIEF.

         Without intending to limit the remedies available to Company, Executive acknowledges that a breach of the covenants contained in Section 9 of this Agreement may result in material irreparable injury to Company and/or its affiliates, for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by such Section or such other relief as may be required to specifically enforce any of the covenants in such Section. This relief shall be awarded to the Company in addition to any damages which it may also recover as a result of the breach or otherwise.

11. ASSIGNMENT.

         This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Company. Neither this Agreement, nor any rights or obligations hereunder, shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession). Company may assign this Agreement and/or its rights and obligations hereunder, to any successor in interest (whether by merger, purchase or otherwise) or other entity.

12. NOTICES.

         Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given if delivered in person, or mailed by certified first class mail, postage prepaid, or sent by a reputable overnight courier service, addressed to the party to be notified at the address(es) specified below (or such other address as may be specified by notice in this manner):


         Notice to Company:

                  QMedCare, Inc.
                  25 Christopher Way
                  Eatontown, NJ 07724

                  Attention: Board of Directors; Jane Murray, Director

         Notice to Executive:

                  John W. Rohfritch
                  21 Church Street__________________
                  Farmington, CT 06032__________________

         Notices shall be deemed given as of the date delivered or the date entrusted to the United States postal service or courier service, provided that delivery to the recipient actually occurs.

13. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

15. HEADINGS.

         The headings in this Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provision of this Agreement.

16. WAIVER.

         The waiver by either party of noncompliance by the other party of any term or provision of this Agreement shall not be construed as a waiver of any other non-compliance.

17. ARBITRATION.

         In the event a dispute arises under any term or provision hereof, such dispute shall be settled by arbitration in the State of New Jersey, by and in accordance with the rules then existing of the Center for Dispute Resolution or of the American Arbitration Association.

18. SEVERABILITY.

         If any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof.

19. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES OR PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     QMEDCARE, INC.



                                      By: /s/ Jane Murray
                                         ---------------------------------------
                                         Jane Murray, Executive Vice President,
                                         QMed, Inc., Director, QMEDCARE, INC.

                                      EXECUTIVE


                                       /s/ John W. Rohfritch
                                      -----------------------------------
                                      John W. Rohfritch